EXHIBIT 32.1

CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 (Section 1350 of Chapter 63 of Title 18 of the United States Code), the undersigned officer of Silver Bull Resources, Inc. (the "Company") does hereby certify with respect to the Quarterly Report of the Company on Form 10-Q for the period ended January 31, 2015 (the "Report") that:

1.	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated: March 13, 2015	By	/s/ Timothy Barry
Timothy Barry, President and Chief Executive Officer (Principle Executive Officer)

The foregoing certification is being furnished solely pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 (Section 1350 of Chapter 63 of Title 18 of the United States Code).  It shall not be deemed filed for purposes of Section 18 of the Securities Exchange Act of 1934 (15 U.S.C. Section 78r) or otherwise subject to the liability of that section.  It shall also not be deemed incorporated by reference into any filing under the Securities Exchange Act of 1934, as amended, or the Securities Act of 1933, as amended, except to the extent that the Company specifically incorporates it by reference.